As filed with the Securities and Exchange Commission on May 19, 2020

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEEL PARTNERS HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	13-3727655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 32nd Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Steel Partners Holdings L.P. Amended and Restated 2018 Incentive Award Plan

(Full title of the plan)

Jack L. Howard

President

Steel Partners Holdings GP Inc.

590 Madison Avenue, 32nd Floor

New York, New York 10022

(212) 520-2300

(Name, address and telephone number of agent for service)

 Copy to:

Colin Diamond

Dov Gottlieb

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Tel: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Units, $0 par value	500,000 Common Units	$4.50	$2,250,000	$292.05

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional Common Units which become issuable pursuant to the provisions of the plan listed above by reason of anti-dilution and other adjustments.

(2)

Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, these amounts were estimated on the basis of the average of the high and low sales prices of the Common Units as reported on the New York Stock Exchange on May 15, 2020.

EXPLANATORY NOTE

On March 1, 2019, Steel Partners Holdings L.P. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (File No. 333-229987) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 500,000 of the Company’s common limited partnership units, no par value (the “Common Units”), for issuance or sale pursuant to the Company’s 2018 Incentive Award Plan (the “2018 Plan”). On April 2, 2020, the board of directors of Steel Partners Holdings GP Inc., the general partner of the Company, adopted, subject to unitholder approval, the Amended and Restated 2018 Incentive Award Plan (the “A&R 2018 Plan”), which increased the number of Common Units issuable under the 2018 Plan by 500,000 to a total of 1,000,000 Common Units. At the Company’s 2020 Annual Meeting of Limited Partners held on May 18, 2020, the Company’s unitholders approved the A&R 2018 Plan. Except with respect to the number of Common Units reserved for issuance or sale, no changes were made to the 2018 Plan in the approval of the A&R 2018 Plan.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely to register the 500,000 Common Units added under the A&R 2018 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional common units that may become issuable under the A&R 2018 Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I, “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the A&R 2018 Plan as specified in Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (other than, in each case, documents or information deemed furnished and not filed in accordance with the rules of the Commission, including pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, and no such information shall be deemed incorporated herein by reference) are incorporated herein by reference and made a part hereof:

(a)

the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on February 28, 2020 (the “Annual Report”), including the portions of the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 3, 2020 incorporated by reference in the Annual Report;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the Commission on May 7, 2020;

(c)

the Company’s Current Reports on Form 8-K filed with the Commission on January 15, 2020, January 31, 2020 (expressly excluding the information furnished pursuant to Item 7.01 therein and Exhibit 99.1 thereto), February 14, 2020, February 24, 2020, March 13, 2020, March 18, 2020, March 25, 2020 (expressly excluding the information furnished pursuant to Item 7.01 therein), April 16, 2020 (expressly excluding the information furnished pursuant to Item 7.01 therein and Exhibit 99.1 thereto), April 30, 2020 and May 18, 2020; and

(d)

the description of the Company’s Common Units contained in the Company’s registration statement on Form 10 filed pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), on December 15, 2011, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of filing of such documents. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or therein by reference) modifies or supersedes such statement. Additionally, any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently-filed document that is incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed December 15, 2011).

4.2

Amendment to the Certificate of Limited Partnership, dated April 2, 2009 (incorporated by reference to Exhibit 3.2 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed December 15, 2011).

4.3

Amendment to the Certificate of Limited Partnership, dated January 20, 2010 (incorporated by reference to Exhibit 3.3 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed December 15, 2011).

4.4

Amendment to the Certificate of Limited Partnership, dated October 15, 2010 (incorporated by reference to Exhibit 3.4 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed December 15, 2011).

4.5

Eighth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of February 20, 2020 (incorporated by reference to Exhibit 3.1 to Steel Partners Holdings L.P.’s Current Report on Form 8-K filed on February 24, 2020).

4.6

Steel Partners Holdings L.P. 2018 Incentive Award Plan effective as of May 24, 2018 (incorporated herein by reference to Appendix A to the Company’s Proxy Statement dated April 23, 2018 filed in connection with its Annual Meeting of Limited Partners held on May 24, 2018).

4.7

Steel Partners Holdings L.P. Amended and Restated 2018 Incentive Award Plan effective as of May 18, 2020 (incorporated herein by reference to Appendix A to the Company’s Proxy Statement dated April 3, 2020 filed in connection with its Annual Meeting of Limited Partners held on May 18, 2020).

5.1	Opinion of White & Case LLP, with respect to the legality of the securities being registered hereunder.*

23.1	Consent of White & Case LLP (included in Exhibit 5.1 hereto).*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm to the Registrant.*

23.3	Consent of BDO USA, LLP, independent registered public accounting firm to Steel Connect, Inc. *

24	Power of Attorney (included on signature page to this Registration Statement).*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 19, 2020.

STEEL PARTNERS HOLDINGS L.P.

By:	STEEL PARTNERS HOLDINGS GP INC. Its General Partner

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jack L. Howard and Douglas B. Woodworth his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, to enable Steel Partners Holdings L.P. to comply with the provisions of the Securities Act, and all requirements of the Commission in connection with the registration of the common units of Steel Partners Holdings L.P. covered by this Registration Statement, and hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities (with respect to directors, as members of the board of directors of Steel Partners Holdings GP Inc., the general partner of Steel Partners Holdings L.P.) and on the dates indicated.

Title and Signature	Date
/s/ Warren G. Lichtenstein	May 19, 2020
Warren G. Lichtenstein, Executive Chairman and Director
(Principal Executive Officer)

/s/ Douglas B. Woodworth	May 19, 2020
Douglas B. Woodworth, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Jack L. Howard	May 19, 2020
Jack L. Howard, President and Director

/s/ James Benenson III	May 19, 2020
James Benenson III, Director

/s/ Eric P. Karros	May 19, 2020
Eric P. Karros, Director

/s/ John P. McNiff	May 19, 2020
John P. McNiff, Director

/s/ Joseph L. Mullen	May 19, 2020
Joseph L. Mullen, Director

/s/ General Richard I. Neal	May 19, 2020
General Richard I. Neal, Director

/s/ Lon Rosen	May 19, 2020
Lon Rosen, Director	Date

/s/ Rory H. Tahari	May 19, 2020
Rory H. Tahari, Director	Date